2nd Quarter 2024 Earnings Presentation July 25, 2024

Disclaimer FORWARD-LOOKING STATEMENTS This presentation includes forward-looking statements within the meaning of the "Safe-Harbor" provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements. Forward-looking statements can be identified by words such as "anticipates," "intends," "plans," "seeks," "believes," "estimates," "expects," "target," "projects," "outlook," "forecast," "will," "may," "could," "should," "can" and similar references to future periods. In this press release we make forward- looking statements about strategic and growth initiatives and the result of such activity. Risks and uncertainties that could cause results to differ from forward-looking statements we make include, without limitation: current and future economic and market conditions, including the effects of declines in housing and commercial real estate prices, high unemployment rates, continued inflation and any recession or slowdown in economic growth particularly in the western United States; economic forecast variables that are either materially worse or better than end of quarter projections and deterioration in the economy that could result in increased loan and lease losses, especially those risks associated with concentrations in real estate related loans; our ability to effectively manage problem credits; the impact of bank failures or adverse developments at other banks on general investor sentiment regarding the liquidity and stability of banks; changes in interest rates that could significantly reduce net interest income and negatively affect asset yields and valuations and funding sources; changes in the scope and cost of FDIC insurance and other coverage; our ability to successfully implement efficiency and operational excellence initiatives; our ability to successfully develop and market new products and technology; changes in laws or regulations; any failure to realize the anticipated benefits of the merger when expected or at all; potential adverse reactions or changes to business or employee relationships, including those resulting from the completion of the merger and integration of the companies; the effect of geopolitical instability, including wars, conflicts and terrorist attacks; and natural disasters and other similar unexpected events outside of our control. We also caution that the amount and timing of any future common stock dividends or repurchases will depend on the earnings, cash requirements and financial condition of Columbia, market conditions, capital requirements, applicable law and regulations (including federal securities laws and federal banking regulations), and other factors deemed relevant by Columbia's Board of Directors, and may be subject to regulatory approval or conditions. NON-GAAP FINANCIAL MEASURES In addition to results presented in accordance with GAAP, this presentation contains certain non-GAAP financial measures. A reconciliation of GAAP to non-GAAP measures is included in the Appendix. The Company believes presenting certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends, and our financial position. We utilize these measures for internal planning and forecasting purposes, and operating pre-provision net revenue and operating return on tangible common equity are also used as part of our incentive compensation program for our executive officers. We, as well as securities analysts, investors, and other interested parties, also use these measures to compare peer company operating performance. We believe that our presentation and discussion, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting our business and allows investors to view performance in a manner similar to management. These non-GAAP measures should not be considered a substitution for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. REVERSE ACQUISITION METHOD OF ACCOUNTING On February 28, 2023, Columbia Banking System, Inc. (“Columbia,” “we,” or “our”) completed its merger with Umpqua Holdings Corporation ("UHC"), combining the two premier banks in the Northwest to create one of the largest banks headquartered in the West (the "merger"). Columbia's financial results for any periods ended prior to February 28, 2023 reflect UHC results only on a standalone basis. In addition, Columbia's reported financial results for the six months ended June 30, 2023 reflect UHC financial results only until the closing of the merger after the close of business on February 28, 2023. As a result of these two factors, Columbia's financial results for the six months ended June 30, 2024 may not be directly comparable to prior reported periods. Under the reverse acquisition method of accounting, the assets and liabilities of Columbia as of February 28, 2023 ("historical Columbia") were recorded at their respective fair values. 2

COLUMBIA BANKING SYSTEM

3

Columbia Banking System: A Franchise Like No Other

Columbia at a Glance

Corporate	Ticker	COLB
	Headquarters	Tacoma, Washington
	Offices	~300 in eight states

Financials as of June 30, 2024	Assets	$52 billion
	Loans	$38 billion
	Deposits	$42 billion
	Common Equity Tier 1 Capital Ratio	9.9%[(1)]
	Total Capital Ratio	12.1%[(1)]

West-Focused Regional Powerhouse


WA
Spokane
Tacoma
Kennewick
Portland
OR
ID
Boise
Reno
NV
Salt Lake City
UT
Denver
CO
Sacramento
San Francisco
CA
Las Vegas
AZ
Los Angeles
Long Beach
San Diego
Phoenix

Business Bank of Choice

- In-market, relationship-based commercial banking
- Attractive footprint in high-growth markets
- Full suite of deposit products and services with contemporary digital capabilities
- Expertise in treasury management, foreign exchange, and global cash management
- Expanding small business platform
- Comprehensive and growing wealth advisory and trust businesses
- Niche verticals include diverse agricultural, healthcare, tribal banking, and equipment finance

(1) Regulatory capital ratios are estimates pending completion and filing of Columbia's regulatory reports.

Why Columbia? 4 ■ Community banking at scale business model drives granular, low-cost core deposit base ■ Opportunity to gain share in California and growing metros in the West while increasing density in the Northwest ■ Solid capital generation supports long-term organic growth and return to shareholders ■ Strong credit quality supported by diversified, well-structured, and conservatively underwritten loan portfolio ■ Compelling culture with deep community ties that is reflected in our proven ability to attract and retain top banking talent ■ Scaled western franchise that is difficult to replicate provides scarcity value

COLUMBIA BANKING SYSTEM

5

Operating in Large, Attractive Western Markets

Foothold in the West[1]

(population in millions)

Northwest


4.1mm
Seattle, WA


2.5mm
Portland, OR


0.8mm
Boise, ID

California and Nevada


12.9mm
Los Angeles, CA


2.4mm
Sacramento, CA


2.4mm
Las Vegas, NV

Other West


5.1mm
Phoenix, AZ


3.0mm
Denver, CO


1.3mm
Salt Lake City, UT

Top Regional Bank in the NW (WA, OR, ID)[1]

		Total	Northwest	
Rank	Bank (HQ State)	Assets ($B)	Deposits ($B)	Mkt Shr
1	Bank of America (NC)	$3,274	$62	17.3 %
2	U.S. Bancorp (MN)	684	51	14.4 %
3	JPMorgan (NY)	4,091	47	13.3 %
4	Wells Fargo (CA)	1,959	42	11.7 %
5	**COLB (WA)**	**52**	**33**	**9.3 %**
6	KeyCorp (OH)	187	18	5.0 %
7	WaFd (WA)	30	12	3.3 %
8	Banner Corp. (WA)	16	11	3.0 %

5th Largest Bank HQ'd in our Footprint[1]

		Total	Eight-State Footprint	
Rank	Bank (HQ State)	Assets ($B)	Deposits ($B)	Mkt Shr
1	Wells Fargo (CA)	$1,959	$459	16.7 %
2	Zions (UT)	87	61	2.2 %
3	Western Alliance (AZ)	77	51	1.9 %
4	East West (CA)	71	49	1.8 %
5	**COLB (WA)**	**52**	**41**	**1.5 %**
6	Banc of California (CA)	36	29	1.1 %
7	WaFd (WA)	30	20	0.7 %
8	FirstBank (CO)	28	24	0.9 %

Established Presence in Attractive Markets[1]

- Our market share in the Northwest stands with large national and super regional banks, at over 9%
- Our foothold in top western markets and scaled franchise provide us the opportunity to increase share in California, Arizona, Colorado, and Utah
- Projected population growth of 3.2% over the next five years in our collective footprint exceeds the national average of 2.4%
- Current household income in our footprint is 109% of the national average, and the five-year growth rate of 10.4% compares favorably to 10.1% nationally

(1) Population, household income, asset, deposit, and market share data sourced from S&P Global Market Intelligence. Assets as of March 31, 2024; deposits and market share as of June 30, 2023 and adjusted by S&P to include acquisitions announced or closed subsequent to that date.

Opportunity to Increase Density and Gain Share throughout Our Footprint 6 Expand Footprint in California Broaden Presence in Other Western MarketsImprove Density in the Northwest Population Deposits ($mm) COLB MSA(1) (000s) Market COLB Mkt Shr Seattle 4,107 $143,835 $7,561 5.2 % Portland 2,537 67,109 5,673 8.5 % Boise 835 16,886 189 1.1 % Spokane 605 12,868 3,040 23.6 % Population Deposits ($mm) COLB MSA(1) (000s) Market COLB Mkt Shr Phoenix 5,120 $166,520 Opportunity to add targeted retail locations to support existing commercial banking presence Denver 3,031 114,538 Salt Lake City 1,284 69,725 Las Vegas 2,368 78,063 Population Deposits ($mm) COLB MSA(1) (000s) Market COLB Mkt Shr Los Angeles 12,869 $684,438 $848 0.1 % Sacramento 2,440 94,707 1,934 2.0 % San Francisco 4,592 458,774 525 0.1 % San Diego 3,298 105,112 16 < 0.1% (1) Population, deposit, and market share data sourced from S&P Global Market Intelligence. Deposits and market share as of June 30, 2023 and adjusted by S&P to include acquisitions announced or closed subsequent to that date.

FINANCIAL HIGHLIGHTS

YTD 2024 Highlights 8 ■ Opened Umpqua Bank’s first retail location in Phoenix, AZ and its first Financial Hub in Southern CA, replacing an existing branch. Umpqua has closed four branches on a net basis during 2024 as strategic consolidations offset new locations in targeted growth markets. ■ Total risk-based capital ratio of 12.1%(2) as of June 30, 2024 highlights continued strong net capital generation since the merger closed in Q1 2023. ■ Launched a targeted campaign from February to April 2024, which generated nearly 6,000 new small business accounts and $345 million in new deposits to the bank, 27% of which were non-interest bearing balances. The campaign included bundled solutions for customers without promotional pricing, and a similar campaign was launched in June 2024, with over $110 million in new deposits brought into the bank through mid-July. ■ Named the best U.S. regional bank in the Far West by Global Finance. Reported Operating(1) $244 million $275 million Net Income Net Income $379 million $420 million Pre-Provision Net Revenue(1) Pre-Provision Net Revenue $1.17 $1.32 Earnings-per-Share - Diluted Earnings-per-Share - Diluted 0.94% 1.06% Return on Assets Return on Assets 1.47% 1.62% PPNR Return on Assets(1) PPNR Return on Assets 9.93% 11.18% Return on Equity Return on Equity 14.69% 16.54% Return on Tangible Common Equity(1) Return on Tangible Common Equity (1) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement for each is provided in the Appendix of this slide presentation. (2) Regulatory capital ratios are estimates pending completion and filing of Columbia’s regulatory reports.

COLUMBIA BANKING SYSTEM

9

Second Quarter 2024 Highlights

Reported	Operating[1]
$120 million Net Income	**$140 million** Net Income
$193 million Pre-Provision Net Revenue[1]	**$219 million** Pre-Provision Net Revenue
$0.57 Earnings-per-Share - Diluted	**$0.67** Earnings-per-Share - Diluted
0.93% Return on Assets	**1.08%** Return on Assets
1.49% PPNR Return on Assets[1]	**1.70%** PPNR Return on Assets
9.85% Return on Equity	**11.47%** Return on Equity
14.55% Return on Tangible Common Equity[1]	**16.96%** Return on Tangible Common Equity

- Completed an enterprise-wide evaluation of our operations during Q1 2024 that resulted in consolidated positions, simplified reporting and organizational structures, and an improved profitability outlook. Identified savings drive an expected Q4 2024 core expense run rate of $965 million to $985 million annualized, which excludes CDI amortization and non-operating expense[1]. Through June 30, 2024, 91% of identified cost savings have been realized, and we expect to carry out the remaining actions during Q3 2024.
- Introduced a new Business Online Banking platform designed specifically to meet the needs of our small business customers.
- Sold transactional residential mortgages with a book value of $80 million. As these loans were held on balance sheet at fair value, there was no gain or loss on sale, and a reduction in this small portfolio is expected to reduce future earnings volatility.
- Selected as the primary partner to administer a Matched Savings Program in partnership with Washington Workforce Association and Financial Beginnings to offer low-income and under-employed job seekers access to financial coaching and matched savings accounts.

(1) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement for each is provided in the Appendix of this slide presentation.

Our Diversified Commercial Bank Business Model with a Strong Retail Network Supports our Granular, High-Quality Deposit Base Non-interest, 33% Demand, 20% Money Market, 26% Savings, 6% Time, 15% Enterprise-wide Deposit Composition 10 ■ Deposits were $42 billion as of June 30, 2024 and represented by a granular base that is diversified by business line, industry, and geography. Our average customer account balance is $35 thousand(1). ■ Our use of public and brokered deposits as a source of funding beyond term debt impacts the composition of our enterprise-wide deposit portfolio. Our customer deposit composition(1) is more illustrative of the quality of Columbia’s core deposit franchise. Our bankers’ activity is geared toward protecting the quality of our relationship-based franchise while generating net customer balance growth to reduce the need for non-core funding sources over time. Commercial, 27% Commercial - Small Business, 19% Consumer, 39% Brokered, 8% Public & Other, 7% Deposits by Category Customer Deposit Composition(1) Non-interest, 36% Demand, 19% Money Market, 28% Savings, 7% Time, 10% (1) Excludes all public, administrative, and brokered deposits, as detailed on the “Liquidity Overview” slide in the Appendix. Excluded balances accounted for 15% of total deposits as of June 30, 2024. This is a non-GAAP financial measure.

COLUMBIA BANKING SYSTEM

11

Securities Portfolio Overview

Available-for-Sale Securities Portfolio as of June 30, 2024								
($ in millions)	Current Par	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value	% of Total AFS Portfolio	Effective Duration	Book Yield
U.S. Treasuries	$390	$382	$0	($7)	$375	4 %	1.9	3.56 %
U.S. Agencies	1,156	1,172	$0	($79)	1,093	13 %	3.8	2.79 %
Mortgage-backed securities - residential agency	3,124	2,923	$0	($305)	2,618	31 %	6.7	3.28 %
Collateralized mortgage obligations[(1)]	1,308	1,223	$1	($114)	1,109	13 %	5.7	3.45 %
Obligations of states and political subdivisions	1,125	1,064	$4	($34)	1,035	12 %	4.8	3.40 %
Commercial mortgage-backed securities - agency	2,477	2,335	$0	($62)	2,274	27 %	4.2	4.70 %
Total available for sale securities	**$9,581**	**$9,098**	**$5**	**($601)**	**$8,503**		**5.2**	**3.63 %**
Percentage of current par		**95%**	**0%**	**(6%)**	**89%**			

- The total available-for-sale ("AFS") securities portfolio had a book yield of 3.63% and an effective duration of 5.2 as of June 30, 2024, compared to 3.58% and 5.3, respectively, as of March 31, 2024.
- As of June 30, 2024, 7% of the AFS securities portfolio (by fair value) was in an unrealized gain position and had a weighted average book yield of 4.63%. The remaining 93% of the portfolio was in an unrealized loss position and had a weighted average book yield of 3.56%.

Note: Table may not foot due to rounding.

(1) Portfolio includes $255 million in high-quality non-agency collateralized mortgage obligations ("CMO") that were in a small unrealized loss position at June 30, 2024 (amortized cost of $259 million). The remaining $854 million of the portfolio is comprised primarily of residential agency CMOs.

Loan Roll Forward Activity $ in m ill io ns Three Months Ended June 30, 2024 $37,642 $910 ($95) ($392) ($468) $113 $37,710 Beginning Balance (3/31/2024) New Originations Net Advances/ Payments Prepayments Payoffs or Sales Other¹ Ending Balance (6/30/2024) 12 (1) Other includes purchase accounting accretion and amortization. $ in m ill io ns Three Months Ended June 30, 2023 $37,091 $1,208 ($13) ($477) ($748) ($11) $37,049 Beginning Balance (3/31/2023) New Originations Net Advances/ Payments Prepayments Payoffs or Sales Other¹ Ending Balance (6/30/2023) $ in m ill io ns Six Months Ended June 30, 2024 $37,442 $— $1,681 ($168) ($734) ($644) $133 $37,710 Beginning Balance (12/31/2023) Merger New Originations Net Advances/ Payments PrepaymentsPayoffs or Sales Other¹ Ending Balance (6/30/2024) $ in m ill io ns Six Months Ended June 30, 2023 $26,156 $10,884 $1,964 ($145) ($929) ($925) $44 $37,049 Beginning Balance (12/31/2022) Merger New Originations Net Advances/ Payments PrepaymentsPayoffs or Sales Other¹ Ending Balance (6/30/2023)

COLUMBIA BANKING SYSTEM
13

Diversified, High Quality Loan and Lease Portfolio

Mortgage

- Portfolio average loan size of $484,000
- 2Q24 average loan size of $462,000
- Portfolio average FICO of 761 and LTV of 62%
- 2Q24 average FICO of 769 and LTV of 72%
- Total delinquencies of 1.09%
- Annualized net charge-off (recovery) rate of 0.02%

Non-owner Occupied CRE

- Portfolio average loan size of $1.7 million
- 2Q24 average loan size of $1.8 million
- Portfolio average LTV of 51% and DSC of 1.88
- 2Q24 average LTV of 58% and DSC of 2.02
- Total delinquencies of 0.10%
- Annualized net charge-off (recovery) rate of (0.01)%

Commercial & Industrial

- Portfolio average loan size of $716,000
- 2Q24 average loan size of $1.0 million
- Total delinquencies of 0.63%
- Annualized net charge-off (recovery) rate of 0.24%

Portfolio Composition at June 30, 2024


Multifamily, 15%
Other Loan Categories, 12%
Non-OO CRE, 17%
Mortgage, 16%
Owner Occupied CRE, 14%
FinPac, 5%
C&I, 21%

Geographic Distribution at June 30, 2024


Other, 14%
Puget Sound, 20%
Southern CA, 15%
WA Other, 8%
Northern CA, 9%
Portland Metro, 13%
Bay Area, 7%
OR Other, 14%

Owner Occupied CRE

- Portfolio average loan size of $1.0 million
- 2Q24 average loan size of $1.8 million
- Portfolio average LTV of 55%
- 2Q24 average LTV of 71%
- Total delinquencies of 0.69%
- Annualized net charge-off (recovery) rate of 0.04%

Multifamily

- Portfolio average loan size of $2.3 million
- 2Q24 average loan size of $2.3 million
- Portfolio average LTV of 54% and DSC of 1.56
- 2Q24 average LTV of 57% and DSC of 1.21
- Total delinquencies of 0.00%
- Annualized net charge-off (recovery) rate of 0.00%

Lease & Equipment Finance (FinPac)

- Portfolio average loan & lease size of $42,000
- 2Q24 average loan & lease size of $60,000
- Portfolio average yield: ~10%
- Total delinquencies of 3.85%
- Annualized net charge-off (recovery) rate of 5.87%

Note: Portfolio statistics and delinquencies as of June 30, 2024. Annualized net charge-off rates for Q2 2024. Loan-to-value ("LTV"), FICO, and debt service coverage ("DSC") ratios are based on weighted averages for portfolios where data are available. LTV represents average LTV based on most recent appraisal against updated loan balance. Totals may not foot due to rounding.

C&I and CRE Portfolio Composition Agriculture, 8.8% Contractors, 7.8% Finance/Insurance, 7.1% Manufacturing, 7.5% Professional, 4.0% Public Admin, 6.4% Rental & Leasing, 7.2% Retail, 2.6% Support Services, 3.9% Transportation/ Warehousing, 8.4% Wholesale, 7.0% Gaming, 5.6% Dentists, 7.2% Other Healthcare, 3.5% Other, 13.1% Office, 16.2% Multifamily, 34.0% Industrial, 15.8% Retail, 11.3% Special Purpose, 7.5% Hotel/Motel, 4.2% Other, 11.0% CRE Portfolio Composition(1) $17.5 Billion at June 30, 2024 C&I Portfolio Composition(1) $9.8 Billion at June 30, 2024 (1) C&I portfolio composition includes term, lines of credit & other, and leases & equipment finance balances. CRE portfolio composition includes non-owner occupied term and owner occupied term balances as well as multifamily balances. (2) Owner occupied and non-owner occupied disclosure relates to commercial real estate portfolio excluding multifamily loans. 45% Owner Occupied / 55% Non-Owner Occupied(2)Commercial Line Utilization was 36% at June 30, 2024 14

Office Portfolio Details Puget Sound, 22% WA Other, 5% Portland Metro, 12% OR Other, 15%Bay Area, 6% N. CA, 11% S. CA, 20% Other, 9% Office Portfolio Metrics at June 30, 2024 Average loan size $1.35 million Average LTV 57% DSC (non-owner occupied) 1.78x % with guaranty (by $ / by #) 86% / 84% Past due 30-89 days $0.9mm / 0.03% of office Nonaccrual $11.4mm / 0.38% of office Special mention $11.1mm / 0.37% of office Classified $60.8mm / 2.04% of office Number of Loans by Balance Geography 15 ■ Loans secured by office properties represented 8% of our total loan portfolio at June 30, 2024. ■ Our office portfolio is 39% owner occupied, 57% non-owner occupied, and 4% construction. Dental and other healthcare loans compose 17% of our office portfolio. ■ The average loan size in our office portfolio is $1.35 million, delinquencies are at a de minimis level, and the majority of our loans contain a guaranty. ■ Excluding floating rate loans, which have already repriced to prevailing rates, only 6% of our office portfolio reprices through 2025. Loans repricing in 2024 and 2025 have average balances of $0.3 million and $1.1 million, respectively. ■ Properties located in suburban markets secure the majority of our office portfolio as only 6% of non-owner occupied office loans are located in downtown core business districts. 1,746 441 71 38 7 6 <$1mm $1-5mm $5-10mm $10-20mm $20-30mm >$30mm 2024, 1% 2025, 5% 2026, 4% 2027 & After, 14% Fixed Rate¹, 68% Floating Rate, 8% Repricing Schedule (1) Loans with a swap component are displayed as a fixed rate loan if the swap maturity is equal to the maturity of the loan. If the swap matures prior to the loan, the loan is displayed as adjustable with the rate resetting at the time of the swap maturity. 2024, 3% 2025, 7% 2026, 6% 2027 & After, 84% Maturity Schedule , 19 8 9 6 7 1,649 0 6

COLUMBIA BANKING SYSTEM

16

Continued Strong Credit Quality


Allowance for Credit Losses
1.40%
1.41%
1.45%
1.36%
1.35%
1.15%
1.18%
1.24%
1.16%
1.16%
$94
$86
$80
$74
$69
$424
$438
$464
$437
$439
Q2 2023
Q3 2023
Q4 2023
Q1 2024
Q2 2024
ACL ($mm)
Credit Discount ($mm)
ACL / Total Loans and Leases
ACL + Credit Discount / Total Loans and Leases


Provision Expense, Net Charge-Offs to Average Loans, and Non-Performing Assets to Total Assets
0.30%
0.25%
0.31%
0.47%
0.32%
0.15%
0.20%
0.22%
0.28%
0.30%
$16.0
$36.7
$54.9
$17.1
$31.8
Q2 2023
Q3 2023
Q4 2023
Q1 2024
Q2 2024
Provision Expense ($mm)
Net Charge-Offs / Average Loans (annualized)
Non-Performing Assets / Total Assets

- The remaining credit discount on loans of $69 million as of June 30, 2024 provides an additional 19 basis points of loss absorption when added to the ACL of $439 million.
- Charge-off activity in Q2 2024 remained concentrated in the trucking portfolio of the FinPac business as bank charge-off activity was otherwise at a low level. Bank charge-offs were 0.06% of average bank loans in Q2 2024 (annualized).
- The linked-quarter increase in non-performing assets was driven in part by the expiration of certain COVID-related designations within the residential mortgage portfolio, as non-performing loans in commercial portfolios declined.
- Nonperforming loans of $153 million as of June 30, 2024 included $65 million of loans with government guarantees.

COLUMBIA BANKING SYSTEM
17

ACL Reflects Strong Portfolio Credit Metrics

Allowance for Credit Losses ("ACL") by Loan Segment

($ in thousands)	Commercial	Lease & Equipment	Commercial Real Estate	Residential & Home Equity	Consumer	Total[(1)]	Remaining Credit Discount on Loans	Total ACL including Credit Discount on Loans[(1)]
Balance as of March 31, 2024	$96,777	$111,870	$159,304	$60,767	$8,494	**$437,212**	$74,098	**$511,310**
Q2 2024 Net (Charge-offs) Recoveries	(4,673)	(24,690)	(34)	(93)	(943)	**(30,433)**		
Reserve Build (Release)	30,024	16,953	(6,178)	(9,511)	532	**31,820**		
Balance as of June 30, 2024	$122,128	$104,133	$153,092	$51,163	$8,083	**$438,599**	$69,177	**$507,776**
% of Loans and Leases Outstanding	1.50%	6.12%	0.78%	0.64%	4.20%	**1.16%**		**1.35%**

- Our reserve coverage by loan segment and for the overall loan and lease portfolio reflects our robust underwriting criteria and ongoing, routine portfolio monitoring activities. For example, we stress applicable variables, like interest rates, cash flows, and occupancy, at inception and loan review and limit borrower proceeds as a result. These factors contribute to lower LTVs and higher DSC ratios, which are taken into consideration in the estimation of our ACL.
- The quarter's provision expense of $32 million reflects credit migration trends and changes in the economic forecasts used in credit models. We used components of Moody's Analytics' May 2024 baseline economic forecast to estimate our ACL as of June 30, 2024.

(1) Total includes reserve for unfunded commitments of $19.9 million and $22.9 million as of June 30, 2024 and March 31, 2024, respectively.

Capital Management 18 Regulatory Capital Ratios: Bank and Holding Company as of June 30, 2024 8.5% 10.7% 10.7% 11.7% 7.9% 9.9% 9.9% 12.1% Umpqua Bank Columbia Banking System Tier 1 Leverage CET1 Tier 1 Capital Total Risk-Based —% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% ■ Regulatory capital ratios declined during Q1 2023 as a result of the merger and the impact of rate-related asset discounts on capital. Our capital ratios have continued to increase on a quarterly basis post merger closing. ■ We expect to organically generate capital above what is required to support prudent growth and our regular dividend, with excess capital driving ratios higher and providing for longer-term flexibility for return to shareholders. Note: Umpqua Bank and Columbia Banking System, Inc. long-term capital ratio targets reflect a targeted excess level of capital above regulatory well-capitalized minimums inclusive of the capital conservation buffer (“CCB”) where applicable. The minimum capital ratios to be considered well capitalized inclusive of the CCB are 7.0%, 8.5%, and 10.5% for the common equity tier 1 (“CET1”) ratio, tier 1 capital ratio, and total risk-based capital ratio, respectively. The CCB does not apply to the tier 1 leverage ratio, which has a well-capitalized minimum level of 5.0%. All regulatory capital ratios as of June 30, 2024 are estimates pending completion and filing of Columbia’s and Umpqua Bank’s regulatory reports. Capital Ratios Continue to Trend Up 9.2% 9.5% 9.6% 9.8% 9.9% 11.3% 11.6% 11.9% 12.0% 12.1% COLB: CET1 Ratio COLB: Total RBC Ratio 6/30/2023 9/30/2023 12/31/2023 3/31/2024 06/30/2024 —% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 12% Long-Term Target 9% Long-Term Target 9% Long-Term Target 6.5% Long-Term Target

COLUMBIA BANKING SYSTEM
19

Net Interest Income and Net Interest Margin


Net Interest Income and Net Interest Margin
$484
$481
$454
$423
$427
3.93%
3.91%
3.78%
3.52%
3.56%
Q2 2023
Q3 2023
Q4 2023
Q1 2024
Q2 2024
Net Interest Income ($ in millions)
Net Interest Margin


Net Interest Margin: Q1 2024 vs Q2 2024
3.52%
0.05%
0.01%
0.04%
(0.07)%
0.02%
(0.01)%
3.56%
Q1 2024 Reported
LHFI-ex PAA¹
LHFI-PAA¹
Invest-ments
Deposits
Term Debt
Other
Q2 2024 Reported

- We conducted a comprehensive review during Q1 2024 related to the evaluation and approval of deposit pricing, which resulted in enhanced pricing visibility that contributed to stability in interest-bearing core deposit rates during Q2 2024. The cost of interest-bearing deposits increased 9 basis points on a linked-quarter basis, and was 2.97% for both the three months ended June 30, 2024 and as of June 30, 2024, which compares to 3.00% for the month of June.
- The cost of interest-bearing liabilities increased 6 basis points on a linked-quarter basis, and was 3.31% for both the three months ended June 30, 2024 and as of June 30, 2024, which compares to 3.34% for the month of June.
- The net interest margin increased 4 basis points on a linked quarter basis to 3.56%, which compares to 3.52% for the month of June. Higher yields on loans and investment securities, including the benefit of accretion income, offset a modest increase in the cost of interest-bearing liabilities and resulted in linked-quarter net interest margin expansion.

(1) Chart Abbreviations: "PAA" = purchase accounting accretion and amortization; "LHFI" = loans held for investment.

COLUMBIA BANKING SYSTEM

20

Interest Rate Sensitivity

Loan Maturities at June 30, 2024

($ in millions)	<=6 Months[(1)]	7 to 12 Months	13 to 24 Months	25 to 36 Months	37 to 60 Months	61+ Months	Total	% of Total[(2)]
Fixed[(1)]	$509	$319	$649	$988	$2,287	$8,922	$13,674	36 %
Floating[(1)]	3,236	1,135	1,481	874	1,508	4,773	13,007	34 %
Adjustable	103	112	236	259	632	10,064	11,406	30 %
Total	**$3,848**	**$1,566**	**$2,366**	**$2,121**	**$4,427**	**$23,759**	**$38,087**	**100 %**

Floors: Floating and Adjustable Rate Loans at June 30, 2024

($ in millions)	No Floor[(3)]	At Floor[(3)]	Above Floor[(3)]	Total
Floating	$8,432	$159	$4,416	$13,007
Adjustable	1,696	56	9,654	11,406
Total	**$10,128**	**$215**	**$14,070**	**$24,413**
% of Total	***41%***	***1%***	***58%***	***100%***

Deposit and Funding Repricing Betas During the Current Rising-Rate Cycle[(4)]

		Cost of Combined Company[(4)]		
Three Months Ended	Effective Fed Funds Rate (Daily Avg.)	Interest- Bearing Deposits	Total Deposits	Total Funding
June 30, 2024	5.33%	2.97%	2.01%	2.34%
December 31, 2023	5.33%	2.54%	1.63%	2.05%
December 31, 2022	3.65%	0.62%	0.35%	0.51%
December 31, 2021	0.08%	0.10%	0.05%	0.09%
Variance: Peak (Peak Value less Q4 2021)	+5.25%	+2.87%	+1.96%	+2.25%
Repricing Betas: Cycle-to-Date		**55%**	**37%**	**43%**

Interest Rate Simulation Impact on Net Interest Income at June 30, 2024[(5)]

	Ramp		Shock	
	Year 1	Year 2	Year 1	Year 2
Up 200 basis points	(1.3)%	(2.0)%	(1.1)%	(0.3)%
Up 100 basis points	(0.6)%	(1.0)%	(0.5)%	(0.2)%
Down 100 basis points	0.5%	0.6%	0.3%	(0.2)%
Down 200 basis points	1.0%	0.8%	0.7%	(1.1)%
Down 300 basis points	1.7%	0.6%	1.0%	(2.4)%

Note: Tables may not foot due to rounding. Loan totals on this slide do not include purchase accounting adjustments. Deferred fees and costs also drive variances between loan totals on this slide and loan totals in the earnings press release.

(1) Commercial tranche loans that mature in one month are included in the floating rate loan category, not the fixed rate loan category, as these loans reprice in a manner similar to floating rate loans.

(2) Floating rate loans are indexed to prime (8% of the total loan portfolio) and 1-month underlying interest rates (26% of the total loan portfolio). When adjustable rate loans reprice, they are indexed to interest rates that span 1-month tenors to 10-year tenors as well as the prime rate; the most prevalent underlying index rates are 6-month tenors (16% of the total loan portfolio) and 5-year tenors (6% of the total loan portfolio).

(3) Loans were grouped into three buckets: (1) No Floor: no contractual floor on the loan; (2) At Floor: current rate = floor; (3) Above Floor: current rate exceeds floor. The amount above the floor was based on the current margin plus the current index assuming the loan repriced on June 30, 2024. The adjustable loans may not reprice until well into the future, depending on the timing and size of interest rate changes.

(4) Deposit and funding repricing beta data present combined company results as if historical Columbia and historical UHC were one company for all periods through December 31, 2022; subsequent time periods present data on a legal basis given the merger. The beta presentation is calculated in this manner for comparison purposes.

(5) For the scenarios shown, the interest rate simulations assume a parallel and sustained shift in market interest rates ratably over a twelve-month period (ramp) or immediately (shock). The simulation repricing betas applied to interest-bearing deposits in the rising rate and declining rate scenarios are 58% and 56%, respectively, for June 30, 2024. Additional data related to interest rate simulations are available in Columbia's Form 10-K for the fiscal year ended December 31, 2023.

COLUMBIA BANKING SYSTEM

21

Non-Interest Income

	For the Quarter Ended				
($ in millions)	Q2 2024	Q1 2024	Q4 2023	Q3 2023	Q2 2023
Service charges on deposits	$18.5	$16.1	$17.3	$17.4	$16.5
Card-based fees	14.7	13.2	14.6	15.7	13.4
Financial services and trust revenue	5.4	4.5	3.0	4.7	4.5
Residential mortgage banking revenue (loss), net	5.8	4.6	4.2	7.1	(2.3)
Gain (loss) on equity securities, net	0.3	(1.6)	2.6	(2.1)	(0.7)
(Loss) gain on loan and lease sales, net	(1.5)	0.2	1.2	1.9	0.4
BOLI income	4.7	4.6	4.3	4.4	4.1
Other income					
Other commercial product revenue[1]	$2.6	$2.3	$3.9	$3.0	$3.0
Commercial servicing revenue	0.2	0.6	(0.2)	0.5	0.4
Loan-related fees	4.1	3.7	3.2	3.6	3.3
Change in fair value of certain loans held for investment	(10.1)	(2.4)	19.4	(19.2)	(7.0)
Misc. income	(0.4)	3.3	(0.1)	1.3	2.8
Swap derivative gain (loss)	0.4	1.2	(8.0)	5.7	1.3

Q2 2024 Highlights (compared to Q1 2024)

- The second quarter's results reflect favorable trends in card activity, financial services and trust revenue, and other commercial product revenue like syndication and international banking fees. Our Business Bank of Choice strategy incorporates a collaborative team approach to deliver needs-based solutions to our customers, which deepens relationships and provides growth in sustainable core fee income to the bank.
- Higher interest rates in the second quarter compared to the first quarter drove fair value changes in certain loans held for investment, which, when coupled with the swap derivative gain, reduced non-interest income by $9 million compared to the first quarter. These items are captured in other income.

Note: Tables may not foot due to rounding.

(1) Other commercial product revenue includes swaps, syndication, and international banking revenue, which are captured in "other income" on the income statement. Other income statement line items, like card-based fees, include other sources of commercial product revenue.

COLUMBIA BANKING SYSTEM
22

Non-Interest Expense


Non-Interest Expense ("NIE")
$ in millions
$328.6
$296.8
$304.1
$281.2
$337.2
$294.3
$287.5
$276.9
$279.2
$262.5
Q2 2023
Q3 2023
Q4 2023
Q1 2024
Q2 2024
GAAP Non-Interest Expense
Operating Non-Interest Expense[1]


Non-Interest Expense: Q1 2024 vs Q2 2024
$ in millions
$287.5
$(7.7)
$(1.8)
$(2.9)
$(2.0)
$6.1
$279.2
Q1 2024 NIE
Comp. Accrual Reversal
Other Comp.
CDI Amort.
Misc. Other
Non-operating[1]
Q2 2024 NIE

- Non-interest expense in Q2 2024 declined $8 million from the prior quarter to $279 million. Operating non-interest expense[(1)] declined $14 million from the prior quarter to $263 million. Ongoing strategic actions taken to reduce our non-interest expense run rate, lower CDI amortization following the one-year anniversary of the merger, and a $7.7 million reversal of prior compensation-related accruals drove the linked-quarter decline.
- We completed an enterprise-wide evaluation of our operations during Q1 2024 that resulted in consolidated positions, simplified reporting and organizational structures, and an improved profitability outlook. Identified savings drive an expected Q4 2024 core expense run rate of $965 million to $985 million annualized, which excludes CDI amortization and non-operating expense[(1)]. Through June 30, 2024, 91% of identified cost savings have been realized, and we expect to carry out the remaining actions during Q3 2024.

(1) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided at the end of this slide presentation. Non-operating expense items include exit and disposal costs, merger and restructuring expense, and an FDIC special assessment. These items are detailed in the "Non-GAAP Reconciliation" section of the Appendix. Non-interest expense adjustments were revised subsequent to the Company's reporting of its earnings results for the period ended December 31, 2023. The revision includes the FDIC special assessment in non-interest expense adjustments, which removes the special assessment from the Company's calculation of operating non-interest expense. The Company views the special assessment as an infrequent expense that is outside the control of the Company.

APPENDIX

COLUMBIA BANKING SYSTEM
24

Summary Income Statements

($ in millions, except per-share data)	For the Quarter Ended Q2 2024	Q1 2024	Q4 2023	Q3 2023	Q2 2023
Net interest income before provision	$427.4	$423.4	$453.6	$480.9	$484.0
Provision for credit losses	31.8	17.1	54.9	36.7	16.0
Net interest income after provision	**395.6**	**406.2**	**398.7**	**444.1**	**468.0**
Non-interest income	44.7	50.4	65.5	44.0	39.7
Non-interest expense	279.2	287.5	337.2	304.1	328.6
Income before provision for income taxes	**161.1**	**169.1**	**127.1**	**184.0**	**179.1**
Provision for income taxes	40.9	45.0	33.5	48.1	45.7
Net income	**$120.1**	**$124.1**	**$93.5**	**$135.8**	**$133.4**
Earnings per share, diluted	**$0.57**	**$0.59**	**$0.45**	**$0.65**	**$0.64**
Non-interest expense, excluding merger and restructuring expense(1)	**264.6**	**283.0**	**330.0**	**285.2**	**298.9**
Pre-provision net revenue(1)	**$192.9**	**$186.2**	**$182.0**	**$220.7**	**$195.1**
Operating pre-provision net revenue(1)	**$219.4**	**$200.7**	**$212.1**	**$258.7**	**$243.1**
Operating net income(1)	**$140.0**	**$134.9**	**$116.1**	**$164.3**	**$169.4**
Operating earnings per share, diluted(1)	**$0.67**	**$0.65**	**$0.56**	**$0.79**	**$0.81**

Q2 2024 Highlights (compared to Q1 2024)

- Net interest income increased by $4 million due to higher income earned on loans and investment securities, including increased accretion income, partially offset by higher deposit costs.
- Non-interest income decreased by $6 million due to the quarterly fluctuation in cumulative fair value accounting and hedges. Excluding these items, non-interest income was stable.
- Non-interest expense decreased by $8 million due to lower compensation and CDI amortization and other variances detailed on the “Non-Interest Expense” slide.
- Provision expense of $32 million compares to $17 million in the prior quarter, which benefited from the recalibration of the commercial CECL model.

Note: Tables may not foot due to rounding.
(1) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided at the end of this slide presentation.

COLUMBIA BANKING SYSTEM

25

Summary Period-End Balance Sheets

($ in millions, except per-share data)	Q2 2024	Q1 2024	Q4 2023	Q3 2023	Q2 2023
ASSETS:					
Total assets	$52,047.5	$52,224.0	$52,173.6	$51,993.8	$53,592.1
Interest bearing cash and temporary investments	1,553.6	1,760.9	1,664.0	1,911.2	2,868.6
Investment securities available for sale, fair value	8,503.0	8,616.5	8,829.9	8,504.0	8,998.4
Loans and leases, gross	37,710.0	37,642.4	37,442.0	37,170.6	37,049.3
Allowance for credit losses on loans and leases	(418.7)	(414.3)	(440.9)	(416.6)	(404.6)
Goodwill and other intangibles, net	1,571.6	1,600.8	1,632.9	1,666.1	1,696.0
LIABILITIES AND EQUITY:					
Deposits	41,523.3	41,706.2	41,607.0	41,624.4	40,834.9
Securities sold under agreements to repurchase	197.9	213.6	252.1	258.4	294.9
Borrowings	3,900.0	3,900.0	3,950.0	3,985.0	6,250.0
Total shareholders' equity	4,976.7	4,957.2	4,995.0	4,632.2	4,828.2
RATIOS AND PER-SHARE METRICS:					
Loan to deposit ratio	90.8%	90.3%	90.0%	89.3%	90.7%
Book value per common share	$23.76	$23.68	$23.95	$22.21	$23.16
Tangible book value per common share[1]	$16.26	$16.03	$16.12	$14.22	$15.02
Common equity to assets ratio	9.6%	9.5%	9.6%	8.9%	9.0%
Tangible common equity to tangible assets ratio[1]	6.7%	6.6%	6.7%	5.9%	6.0%

Note: Tables may not foot due to rounding.

(1) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided in the appendix of this slide presentation.

Q2 2024 Highlights (compared to Q1 2024)

- Commercial line utilization and construction project activity were the primary contributors to loan growth in Q2 2024. Columbia sold loans with a book balance of $95 million during the quarter, including $80 million in residential mortgage loans held on the balance sheet at fair value. Excluding these actions, the loan portfolio increased by 2% on an annualized basis.
- Deposit balances were down modestly during the quarter, due in part to anticipated customer tax payments, partially offset by targeted campaigns based on products and services, not price.
- Book value and tangible book value increased 0.3% and 1.4%, respectively, as organic net capital generation was only partially offset by an increase in accumulated other comprehensive loss.

COLUMBIA BANKING SYSTEM

26

Liquidity Overview

Select Balance Sheet Items				
	Three Months Ended			Sequential Quarter Change
($ in millions)	Q2 2024	Q1 2024	Q2 2023	Q2 2024
Commercial deposits	$11,188	$11,207	$10,788	($19)
Small business deposits	8,070	8,103	8,835	(33)
Consumer deposits	15,988	16,241	16,200	(253)
Total customer deposits	35,246	35,551	35,823	(305)
Public deposits - non-interest bearing	627	645	643	(18)
Public deposits - interest bearing	2,334	2,285	1,782	49
Total public deposits	2,961	2,930	2,425	31
Administrative deposits	147	135	241	12
Brokered deposits	3,169	3,090	2,346	79
Total deposits	**$41,523**	**$41,706**	**$40,835**	**($183)**
Term debt	$3,900	$3,900	$6,250	$—
Cash & cash equivalents	$2,069	$2,201	$3,407	($132)
Available-for-sale securities	$8,503	$8,617	$8,998	($114)
Loans and leases	$37,710	$37,642	$37,049	$68

Total Off-Balance Sheet Liquidity Available at June 30, 2024			
($ in millions)	Gross Availability	Utilization	Net Availability
FHLB lines	$11,772	$2,370	$9,402
Federal Reserve Discount Window	3,915	—	3,915
Federal Reserve Term Funding Program[(1)]	1,550	1,550	—
Uncommitted lines of credit	600	—	600
Total off-balance sheet liquidity	**$17,837**	**$3,920**	**$13,917**

Total Available Liquidity at June 30, 2024 *($ in millions)*	
Total off-balance sheet liquidity (available lines of credit):	$13,917
Cash and equivalents, less reserve requirement	1,765
Excess bond collateral	3,382
Total available liquidity	**$19,064**
TOTAL AVAILABLE LIQUIDITY AS A PERCENTAGE OF:	
Assets of $52.0 billion at June 30, 2024	37 %
Deposits of $41.5 billion at June 30, 2024	46 %
Uninsured deposits of $13.6 billion at June 30, 2024	140 %

- Net contraction in customer deposits was partially driven by anticipated customer tax payments.
- Contraction in small business deposits during Q2 2024 was almost entirely offset by targeted campaigns that ran in April and June to generate new business. The current campaign runs through July 2024 and includes bundled solutions for customers without promotional pricing.

Note: Tables may not foot due to rounding.

(1) The Federal Reserve's Bank Term Funding Program was discontinued in March 2024. We present associated balances as they were outstanding on Columbia's balance sheet as of June 30, 2024.

Purchase Accounting Details (1) Table does not capture all assets and liabilities with an associated fair value discount or premium. Assets and liabilities not presented have a significantly smaller impact on income through the accretion or amortization of their discount or premium. (2) The cumulative fair value discount on historical Columbia loans was established as of February 28, 2023, and the allocation between the credit-related discount and the rate-related discount was established at that time. Our disclosure of credit-related and rate-related discount accretion is an estimate based on the relative allocation of these two items to the discount at the closing of the merger. Adjustment at Closing Remaining Balances at Select Purchase Accounting Items(1) February 28, 2023 March 31, 2024 June 30, 2024 Notes ITEMS TO ACCRETE THROUGH INTEREST INCOME: Available for sale securities - rate discount $(1,011) million $(543) million $(518) million While an adjustment to historical Columbia securities’ book value was $1.0 billion at the closing of the merger, the purchase discount that will accrete into interest income over time was $0.6 billion when previously existing purchase premiums and the discount associated with bonds sold as part of the Q1 2023 portfolio restructuring were eliminated. Loans - rate discount(2) $(618) million $(444) million $(419) million Total rate discount on loans and securities $(1,629) million $(987) million $(938) million Loans - credit mark(2) $(130) million $(74) million $(69) million Total discount on loans and securities $(1,759) million $(1,061) million $(1,007) million Fair value discounts are accreted into interest income using the effective interest method, which amortizes the discount over the life of the loan or security. ITEM TO AMORTIZE THROUGH NON-INTEREST EXPENSE: Core deposit intangible $710 million $571 million $542 million CDI amortizes through non-interest expense over 10 years using the sum-of-the-years-digits method. 27

Non-GAAP Reconciliation: Tangible Capital ($ in thousands, except per-share data) 6/30/2024 3/31/2024 12/31/2023 9/30/2023 6/30/2023 Total shareholders' equity a $4,976,672 $4,957,245 $4,995,034 $4,632,162 $4,828,188 Less: Goodwill 1,029,234 1,029,234 1,029,234 1,029,234 1,029,234 Less: Other intangible assets, net 542,358 571,588 603,679 636,883 666,762 Tangible common shareholders’ equity b 3,405,080 3,356,423 3,362,121 2,966,045 3,132,192 Total assets c $52,047,483 $52,224,006 $52,173,596 $51,993,815 $53,592,096 Less: Goodwill 1,029,234 1,029,234 1,029,234 1,029,234 1,029,234 Less: Other intangible assets, net 542,358 571,588 603,679 636,883 666,762 Tangible assets d $50,475,891 $50,623,184 $50,540,683 $50,327,698 $51,896,100 Common shares outstanding at period end e 209,459 209,370 208,585 208,575 208,514 Total shareholders' equity to total assets ratio a / c 9.56% 9.49% 9.57% 8.91% 9.01 % Tangible common equity to tangible assets ratio b / d 6.75% 6.63% 6.65% 5.89% 6.04 % Book value per common share a / e $23.76 $23.68 $23.95 $22.21 $23.16 Tangible book value per common share b / e $16.26 $16.03 $16.12 $14.22 $15.02 28

COLUMBIA BANKING SYSTEM

29

Non-GAAP Reconciliation: Adjustments and Average Balances

($ in thousands)		For the Quarter Ended 6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023	For the Six Months Ended 6/30/2024	6/30/2023
Non-Interest Income Adjustments								
(Loss) gain on sale of debt securities, net		$ (1)	$ 12	$ 9	$ 4	$ —	$ 11	$ —
Gain (loss) on equity securities, net		325	(1,565)	2,636	(2,055)	(697)	(1,240)	1,719
Gain (loss) on swap derivatives		424	1,197	(8,042)	5,700	1,288	1,621	(2,255)
Change in fair value of certain loans held for investment		(10,114)	(2,372)	19,354	(19,247)	(6,965)	(12,486)	2,523
Change in fair value of MSR due to valuation inputs or assumptions		1,238	3,117	(6,251)	5,308	(2,242)	4,355	(5,179)
MSR hedge (loss) gain		(1,611)	(4,271)	5,026	(4,733)	(7,636)	(5,882)	(4,986)
Total non-interest income adjustments	a	**$ (9,739)**	**$ (3,882)**	**$ 12,732**	**$ (15,023)**	**$ (16,252)**	**$ (13,621)**	**$ (8,178)**
Non-Interest Expense Adjustments								
Merger and restructuring expense		$ 14,641	$ 4,478	$ 7,174	$ 18,938	$ 29,649	$ 19,119	$ 145,547
Exit and disposal costs		1,218	1,272	2,791	4,017	2,119	2,490	3,410
FDIC special assessment[(1)]		884	4,848	32,923	—	—	5,732	—
Total non-interest expense adjustments	b	**$ 16,743**	**$ 10,598**	**$ 42,888**	**$ 22,955**	**$ 31,768**	**$ 27,341**	**$ 148,957**
Average Assets	n	**$ 51,981,555**	**$ 52,083,973**	**$ 51,832,356**	**$ 53,011,361**	**$ 53,540,574**	**$ 52,032,763**	**$ 46,522,265**
Less: Average goodwill and other intangible assets, net		1,588,239	1,619,134	1,652,282	1,684,093	1,718,705	1,603,686	1,173,900
Average tangible assets	o	**$ 50,393,316**	**$ 50,464,839**	**$ 50,180,074**	**$ 51,327,268**	**$ 51,821,869**	**$ 50,429,077**	**$ 45,348,365**
Average common shareholders' equity	p	**$ 4,908,239**	**$ 4,985,875**	**$ 4,695,736**	**$ 4,866,975**	**$ 4,935,239**	**$ 4,947,057**	**$ 4,146,880**
Less: Average goodwill and other intangible assets, net		1,588,239	1,619,134	1,652,282	1,684,093	1,718,705	1,603,686	1,173,900
Average tangible common equity	q	**$ 3,320,000**	**$ 3,366,741**	**$ 3,043,454**	**$ 3,182,882**	**$ 3,216,534**	**$ 3,343,371**	**$ 2,972,980**
Weighted average basic shares outstanding	r	**208,498**	**208,260**	**208,083**	**208,070**	**207,977**	**208,379**	**182,325**
Weighted average diluted shares outstanding	s	**209,011**	**208,956**	**208,739**	**208,645**	**208,545**	**208,999**	**182,860**

(1) Non-interest expense adjustments were revised subsequent to the Company's reporting of its earnings results for the period ended December 31, 2023. The revision includes the FDIC special assessment in non-interest expense adjustments, which removes the special assessment from the Company's calculation of operating non-interest expense. The Company views the special assessment as an infrequent expense that is outside the control of the Company.

COLUMBIA BANKING SYSTEM

30

Non-GAAP Reconciliation: Income Statements

($ in thousands)		For the Quarter Ended 6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023	For the Six Months Ended 6/30/2024	6/30/2023
Net interest income	c	$ 427,449	$ 423,362	$ 453,623	$ 480,875	$ 483,975	$ 850,811	$ 858,673
Non-interest income (GAAP)	d	$ 44,703	$ 50,357	$ 65,533	$ 43,981	$ 39,678	$ 95,060	$ 94,413
Less: Non-interest income adjustments	a	9,739	3,882	(12,732)	15,023	16,252	13,621	8,178
Operating non-interest income (non-GAAP)	e	$ 54,442	$ 54,239	$ 52,801	$ 59,004	$ 55,930	$ 108,681	$ 102,591
Revenue (GAAP)	f=c+d	$ 472,152	$ 473,719	$ 519,156	$ 524,856	$ 523,653	$ 945,871	$ 953,086
Operating revenue (non-GAAP)	g=c+e	$ 481,891	$ 477,601	$ 506,424	$ 539,879	$ 539,905	$ 959,492	$ 961,264
Non-interest expense (GAAP)	h	$ 279,244	$ 287,516	$ 337,176	$ 304,147	$ 328,559	$ 566,760	$ 671,377
Less: Non-interest expense adjustments	b	(16,743)	(10,598)	(42,888)	(22,955)	(31,768)	(27,341)	(148,957)
Operating non-interest expense (non-GAAP)	i	$ 262,501	$ 276,918	$ 294,288	$ 281,192	$ 296,791	$ 539,419	$ 522,420
Net income (loss) (GAAP)	j	$ 120,144	$ 124,080	$ 93,531	$ 135,845	$ 133,377	$ 244,224	$ 119,339
Provision (benefit) for income taxes		40,944	44,987	33,540	48,127	45,703	85,931	40,817
Income (loss) before provision for income taxes		161,088	169,067	127,071	183,972	179,080	330,155	160,156
Provision for credit losses		31,820	17,136	54,909	36,737	16,014	48,956	121,553
Pre-provision net revenue (PPNR) (non-GAAP)	k	192,908	186,203	181,980	220,709	195,094	379,111	281,709
Less: Non-interest income adjustments	a	9,739	3,882	(12,732)	15,023	16,252	13,621	8,178
Add: Non-interest expense adjustments	b	16,743	10,598	42,888	22,955	31,768	27,341	148,957
Operating PPNR (non-GAAP)	l	$ 219,390	$ 200,683	$ 212,136	$ 258,687	$ 243,114	$ 420,073	$ 438,844
Net income (GAAP)	j	$ 120,144	$ 124,080	$ 93,531	$ 135,845	$ 133,377	$ 244,224	$ 119,339
Less: Non-interest income adjustments	a	9,739	3,882	(12,732)	15,023	16,252	13,621	8,178
Add: Non-interest expense adjustments	b	16,743	10,598	42,888	22,955	31,768	27,341	148,957
Tax effect of adjustments		(6,621)	(3,620)	(7,539)	(9,482)	(11,981)	(10,241)	(35,546)
Operating net income (non-GAAP)	m	$ 140,005	$ 134,940	$ 116,148	$ 164,341	$ 169,416	$ 274,945	$ 240,928

COLUMBIA BANKING SYSTEM

31

Non-GAAP Reconciliation: Earnings Per-Share and Performance Metrics

($ in thousands, except per-share data)		For the Quarter Ended 6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023	For the Six Months Ended 6/30/2024	6/30/2023
Select Per-Share & Performance Metrics								
Earnings per share - basic	j/r	$ 0.58	$ 0.60	$ 0.45	$ 0.65	$ 0.64	$ 1.17	$ 0.65
Earnings per share - diluted	j/s	$ 0.57	$ 0.59	$ 0.45	$ 0.65	$ 0.64	$ 1.17	$ 0.65
Efficiency ratio[(1)]	h/f	59.02 %	60.57 %	64.81 %	57.82 %	62.60 %	59.80 %	70.30 %
Non-interest expense to average assets	h/n	2.16 %	2.22 %	2.58 %	2.28 %	2.46 %	2.19 %	2.91 %
Return on average assets	j/n	0.93 %	0.96 %	0.72 %	1.02 %	1.00 %	0.94 %	0.52 %
Return on average tangible assets	j/o	0.96 %	0.99 %	0.74 %	1.05 %	1.03 %	0.97 %	0.53 %
PPNR return on average assets	k/n	1.49 %	1.44 %	1.39 %	1.65 %	1.46 %	1.47 %	1.22 %
Return on average common equity	j/p	9.85 %	10.01 %	7.90 %	11.07 %	10.84 %	9.93 %	5.80 %
Return on average tangible common equity	j/q	14.55 %	14.82 %	12.19 %	16.93 %	16.63 %	14.69 %	8.09 %
Operating Per-Share & Performance Metrics								
Operating earnings per share - basic[(2)]	m/r	$ 0.67	$ 0.65	$ 0.56	$ 0.79	$ 0.81	$ 1.32	$ 1.32
Operating earnings per share - diluted[(2)]	m/s	$ 0.67	$ 0.65	$ 0.56	$ 0.79	$ 0.81	$ 1.32	$ 1.32
Operating efficiency ratio, as adjusted[(1), (2), (3)]	u/y	53.56 %	56.97 %	57.31 %	51.26 %	54.04 %	55.26 %	53.51 %
Operating non-interest expense to average assets	i/n	2.03 %	2.14 %	2.25 %	2.10 %	2.22 %	2.08 %	2.26 %
Operating return on average assets[(2)]	m/n	1.08 %	1.04 %	0.89 %	1.23 %	1.27 %	1.06 %	1.04 %
Operating return on average tangible assets[(2)]	m/o	1.12 %	1.08 %	0.92 %	1.27 %	1.31 %	1.10 %	1.07 %
Operating PPNR return on average assets[(2)]	l/n	1.70 %	1.55 %	1.62 %	1.94 %	1.82 %	1.62 %	1.90 %
Operating return on average common equity[(2)]	m/p	11.47 %	10.89 %	9.81 %	13.40 %	13.77 %	11.18 %	11.72 %
Operating return on average tangible common equity[(2)]	m/q	16.96 %	16.12 %	15.14 %	20.48 %	21.13 %	16.54 %	16.34 %

(1) Tax-exempt income has been adjusted to a taxable equivalent basis using a 21% tax rate and added to stated revenue for this calculation.

(2) Non-interest expense adjustments were revised subsequent to the Company's reporting of its earnings results for the period ended December 31, 2023. The revision includes the FDIC special assessment in non-interest expense adjustments, which removes the special assessment from the Company's calculation of operating non-interest expense. The Company views the special assessment as an infrequent expense that is outside the control of the Company.

(3) The operating efficiency ratio was adjusted in the first quarter of 2024 to remove B&O taxes and for a tax-equivalent adjustment to BOLI income. The Company views the adjusted operating efficiency ratio as a better representation of its efficiency ratio when compared to other banks as it normalizes for the tax treatment of the adjusted items. The adjustment re-aligns Columbia's calculation of its operating efficiency ratio with its pre-merger calculation.

COLUMBIA BANKING SYSTEM

32

Non-GAAP Reconciliation: Operating Efficiency Ratio, as Adjusted

		For the Quarter Ended					For the Six Months Ended	
($ in thousands)		6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023	6/30/2024	6/30/2023
Non-interest expense (GAAP)	h	**$279,244**	**$287,516**	**$337,176**	**$304,147**	**$328,559**	**$566,760**	**$671,377**
Less: Non-interest expense adjustments	b	(16,743)	(10,598)	(42,888)	(22,955)	(31,768)	(27,341)	(148,957)
Operating non-interest expense (non-GAAP)	i	**262,501**	**276,918**	**294,288**	**281,192**	**296,791**	**539,419**	**522,420**
Less: B&O taxes	t	(3,183)	(3,223)	(2,727)	(3,275)	(3,647)	(6,406)	(5,776)
Operating non-interest expense, excluding B&O taxes (non-GAAP)	u	**$259,318**	**$273,695**	**$291,561**	**$277,917**	**$293,144**	**$533,013**	**$516,644**
Non-interest income (tax equivalent)[1]	v	**$428,434**	**$424,344**	**$454,730**	**$482,031**	**$485,168**	**$852,778**	**$860,537**
Non-interest income (GAAP)	d	**44,703**	**50,357**	**65,533**	**43,981**	**39,678**	**95,060**	**94,413**
Add: BOLI tax equivalent adjustment[1]	w	1,291	1,809	1,182	1,178	1,360	3,100	2,317
Total Revenue, excluding BOLI tax equivalent adjustments (tax equivalent)	x	474,428	476,510	521,445	527,190	526,206	950,938	957,267
Less: non-interest income adjustments	a	9,739	3,882	(12,732)	15,023	16,252	13,621	8,178
Total Adjusted operating revenue, excluding BOLI tax equivalent adjustments (tax equivalent) (non-GAAP)	y	**$484,167**	**$480,392**	**$508,713**	**$542,213**	**$542,458**	**$964,559**	**$965,445**
Efficiency ratio[1]	h/f	**59.02 %**	**60.57 %**	**64.81 %**	**57.82 %**	**62.60 %**	**59.80 %**	**70.30 %**
Operating efficieny ratio, as adjusted (non-GAAP)[1], [2], [3]	u/y	**53.56 %**	**56.97 %**	**57.31 %**	**51.26 %**	**54.04 %**	**55.26 %**	**53.51 %**

(1) Tax-exempt income has been adjusted to a taxable equivalent basis using a 21% tax rate and added to stated revenue for this calculation.
(2) Non-interest expense adjustments were revised subsequent to the Company's reporting of its earnings results for the period ended December 31, 2023. The revision includes the FDIC special assessment in non-interest expense adjustments, which removes the special assessment from the Company's calculation of operating non-interest expense. The Company views the special assessment as an infrequent expense that is outside the control of the Company.
(3) The operating efficiency ratio was adjusted in the first quarter of 2024 to remove B&O taxes and for a tax-equivalent adjustment to BOLI income. The Company views the adjusted operating efficiency ratio as a better representation of its efficiency ratio when compared to other banks as it normalizes for the tax treatment of the adjusted items. The adjustment re-aligns Columbia's calculation of its operating efficiency ratio with its pre-merger calculation.

COLUMBIA BANKING SYSTEM

33

Non-GAAP Reconciliation: Net Interest Income & Net Interest Margin

($ in thousands)		For the Quarter Ended					For the Six Months Ended	
		6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023	6/30/2024	6/30/2023
Net interest income[2]	a	$428,434	$424,344	$454,730	$482,031	$485,168	$852,778	$860,537
Less: Acquired loan accretion - credit related[1]	b	4,835	5,119	5,430	6,370	7,100	9,954	10,906
Net Interest Income, excluding credit PAA[1], [2]	c	423,599	419,225	449,300	475,661	478,068	842,824	849,631
Less: Acquired rate-related accretion[1]	d	67,375	57,336	63,757	70,900	67,960	124,711	96,199
Adjusted net interest income[1], [2]	e	$356,224	$361,889	$385,543	$404,761	$410,108	$718,113	$753,432
Average interest-earning assets	f	$48,117,746	$48,280,787	$47,838,229	$48,981,105	$49,442,518	$48,199,266	$43,283,329
Net interest margin[2]	a / f	3.56 %	3.52 %	3.78 %	3.91 %	3.93 %	3.54 %	3.99 %
Less: Acquired loan accretion - credit related[1]	b / f	0.04 %	0.04 %	0.05 %	0.05 %	0.06 %	0.04 %	0.05 %
Net Interest margin, excluding credit PAA[1], [2]	c / f	3.52 %	3.48 %	3.73 %	3.86 %	3.87 %	3.50 %	3.94 %
Less: Acquired rate-related accretion[1]	d / f	0.56 %	0.48 %	0.53 %	0.58 %	0.55 %	0.52 %	0.45 %
Adjusted net interest margin[1], [2]	e / f	2.96 %	3.00 %	3.20 %	3.28 %	3.32 %	2.98 %	3.49 %

(1) The cumulative fair value discount on historical Columbia loans was established as of February 28, 2023, and the allocation between the credit-related discount and the rate-related discount was established at that time. Our disclosure of credit-related and rate-related discount accretion is an estimate based on the relative allocation of these two items to the discount at the closing of the merger.

(2) Tax-exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.